UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2009 (November 30, 2009)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC		28226
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into Material Definitive Agreement.

The Registrant’s wholly-owned subsidiary, Anchor Funding Services, LLC, effective as of November 30, 2009, has entered into a $7 million senior Accounts Receivable (A/R) Credit Facility with a maximum amount of up to $9 million with lender approval.  This funding facility is based upon Anchor's submission and approval of eligible accounts receivable. This facility replaces our current Textron facility and provides for increased flexibility to finance factoring advances and working capital needs. The agreement contains customary representations and warranties, certain covenants, events of default and limitation, among other provisions.

Item 7.01.    Regulation FD Disclosure.

On December 2, 2009, the Company issued a press release to announce its new accounts receivable credit facility as described in Item 1.01.  A copy of the press release is attached as an exhibit hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit                 Description

10.1	Accounts Receivable Credit Facility with Greystone Commercial Services L.P. *

99.1          Press Release dated December 2, 2009 regarding the Greystone Credit Facility. *

______________________
* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC., a Delaware corporation

December 2, 2009	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer